EXHIBIT INDEX ON PAGE 4



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          _______________________

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934
                          ________________________

                               June 25, 1999
                               -------------
                     (Date of earliest event reported)

                    AMERICAN WATER WORKS COMPANY, INC.
            --------------------------------------------------
            (Exact name of registrant as specified in charter)


       Delaware                                       51-0063696
------------------------                 ---------------------------------
(State of Incorporation)                 (IRS Employer Identification No.)

                                 1-3437-2
                         ------------------------
                         (Commission File Number)


1025 Laurel Oak Road, Voorhees, New Jersey                08043
------------------------------------------              ---------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number including area code:   (856) 346-8200

ITEM 2.   Acquisition or Disposition of Assets.

          On June 25, 1999, American Water Works Company, Inc., a Delaware corporation (the "Company"), completed its previously announced acquisition of National Enterprises Inc., a Missouri corporation ("NEI"). NEI merged with and into the Company with the Company being the surviving corporation in a a tax-free reorganization for federal income tax purposes accounted for on a pooling-of-interests basis.

          All outstanding shares of NEI's Common Stock were converted into 14,937,000 shares of the Company's Common Stock. As a result of the merger, the Company assumed approximately $241 million of NEI's debt.

          NEI was the parent company of Continental Water Company, which in turn owned: St. Louis County Water Company serving suburban St. Louis, Missouri; Northwest Indiana Water Company serving Gary, Hobart and surrounding areas; Northern Illinois Water Company serving Champaign, Urbana and surrounding areas; and Long Island Water Corporation serving the southwest portion of Nassau County on Long Island, New York. The former subsidiaries of NEI provide water service to more than 1.5 million people in Missouri, Illinois, Indiana and New York.

          All of the common stock of NEI was owned by descendants of the Charles Stewart Mott family. As a result of the merger, the Mott family holds approximately 15% of the outstanding shares of the Company's Common Stock. Two representatives of the Mott family will be elected to the Board of Directors of the Company.

          A copy of the Company's press release dated June 25, 1999 is filed herewith as Exhibit 20.1 and is incorporated herein by reference.

ITEM 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:

               Not required.

          (b)  Pro Forma Financial Information:

               Not required.

          (c)  Exhibits:

               20.1    Press Release dated June 25, 1999.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               AMERICAN WATER WORKS COMPANY, INC.

                               By:       W. Timothy Pohl
                                   General Counsel and Secretary

Date:  June 25, 1999

                               EXHIBIT INDEX

Exhibit No.                       Exhibit
-----------                       -------

   20.1               Press Release dated June 25, 1999.

                                          4